PRICING SUPPLEMENT NO. 17                                         Rule 424(b)(3)
DATED: February 19, 2004                                     File No. 333-109793
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)

                                 $10,668,950,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $214,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 3/1/2004    Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 2/15/2007         CUSIP#: 073928E41

Option to Extend Maturity:       No       [x]
                                 Yes      [ ]      Final Maturity Date:


                                            Optional              Optional
                        Redemption          Repayment             Repayment
  Redeemable On          Price(s)            Date(s)              Price(s)
  -------------       --------------      -------------          -----------

       N/A                  N/A                N/A                   N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate               Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate             Interest Reset Date(s):  *

[ ]  Treasury Rate                       Interest Reset Period:  Quarterly

[ ]  LIBOR Reuters                       Interest Payment Date(s):  **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 1.26%             Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.14%

* Commencing May 15, 2004 and on the 15th of each August, November, February and May thereafter prior to Maturity.

** Commencing May 15, 2004 and on the 15th of each August, November, February and May thereafter, including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.